UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2024

SPRINGBIG HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40049	88-2789488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

621 NW 53rd Street
Ste. 260
Boca Raton,	Florida	33487
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (800) 972-9172

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer		Accelerated filer
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Debt Settlement Agreement

As previously reported, in connection with the closing of its business combination on June 14, 2022, SpringBig Holdings, Inc. (the “Company”) issued (i) $11.0 million in aggregate principal amount of Senior Secured Original Issue Discount Convertible Notes, due June 14, 2024 (as amended, the “Existing Convertible Notes”) and (ii) a warrant representing 586,890 shares (as amended, the “Existing Convertible Warrant”) of common stock of the Company, par value $0.0001 per share, in a private placement with the purchaser party to the Existing Convertible Notes, each of which have been subsequently amended prior to the date of this report. On September 5, 2023, the Nasdaq Stock Market LLC filed a Form 25 Notification of Delisting with respect to the Company’s common stock and public warrants with the Securities and Exchange Commission (the “Commission”). While delisting was an event of default under the terms of the Existing Convertible Notes, the holder had not exercised its right to accelerate payment.

On January 16, 2024, the Company and L1 Capital Global Opportunities Master Fund, a Cayman Island business organization, which as of that date held the entire amount of the Existing Convertible Notes and the Existing Convertible Warrant (the “Holder”), entered into an agreement to settle the Existing Convertible Notes (the “Debt Settlement Agreement”). Under the Debt Settlement Agreement, the Holder agreed to accept the amount of $2,879,872, plus reimbursement of the Holder’s legal fees up to $15,000, in full payment and satisfaction of all of the liabilities, obligations and indebtedness owing by the Company and SpringBig, Inc., as guarantor, to the Holder under the Existing Convertible Notes, the Existing Convertible Warrant and related documents, subject to the terms and conditions set forth therein. The Company intends to pay such amounts from the proceeds of the new financing transaction described under “Convertible Notes and Term Notes” below. In addition, in connection therewith, the Company issued 1,000,000 shares of Common Stock to the Holder, which did not involve any underwriters, underwriting discounts or commissions, or any public offering. The Company completed this issuance in a transaction not requiring registration under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption afforded by Section 4(a)(2) thereof.

The foregoing is a summary of certain terms and provisions of the Debt Settlement Agreement and is not complete and is subject to, and qualified in its entirety by the provisions of, the Debt Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Convertible Notes and Term Notes

On January 23, 2024 (the “Closing Date”), the Company entered into a note purchase agreement (the “Purchase Agreement”) to sell up to (i) a total of $6.4 million of 8% Senior Secured Convertible Promissory Notes due 2026 (the “Convertible Notes”) and (ii) a total of $1.6 million of 12% Senior Secured Term Promissory Notes due 2026 (the “Term Notes”) in a private placement with the purchasers party thereto (the “Purchasers”).

The Convertible Notes were issued on the Closing Date and will mature two years after the date of issuance and will be convertible into common stock at the option of the holders at any time prior to the last business day immediately preceding the maturity date at a conversion price of $0.15 per share. Interest of 8% per annum is payable by adding such interest to the outstanding amount owing under the Convertible Notes until the earlier of the date of maturity or conversion.

The Term Notes were also issued on the Closing Date and will also mature two years after the date of issuance. Interest of 12% per annum is payable in cash each six months in arrears.

Proceeds from the issuances of the Convertible Notes and Term Notes will be used to repurchase entirely the Existing Convertible Notes pursuant to the Debt Settlement Agreement and for general corporate purposes. The net proceeds after repurchasing the Existing Convertible Notes and payment of placement agent and commitment fees and other transaction costs is estimated to be $4.6 million.

The issuances of the Convertible Notes and Term Notes did not involve any public offering. The Company completed these issuances in a transaction not requiring registration under Section 5 of the Securities Act, in reliance on the exemption afforded by Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder.

The Convertible Notes and Term Notes will be secured against substantially all the assets of the Company and will rank pari passu with each other. Each material subsidiary will guarantee the Convertible Notes and Term Notes.

The terms of the Purchase Agreement, Convertible Notes and Term Notes contain customary representations and warranties, indemnification, and other covenants of the Company and, in the case of the Purchase Agreement, the Purchasers. In addition, under the Purchase Agreement, the Company is required to at all times reserve and keep available at all times in favor of each Purchaser a number of shares of Common Stock equal to the 150% of the number of shares issuable upon conversion of the Convertible Notes as of the Closing Date. The Convertible Notes include customary anti-dilution provisions.

The following Company executive officers and directors (the “Insider Purchasers”) agreed to purchase Convertible Notes and Term Notes pursuant to the Purchase Agreement on the same terms as all other Purchasers, and such purchases settled on the Closing Date:

Name	Convertible Notes Purchased ($)	Term Notes Purchased ($)	Total ($)
Jeffrey Harris, Chief Executive Officer and Chairman	320,000	80,000	400,000
Paul Sykes, Chief Financial Officer	25,000	6,250	31,250
Jon Trauben, Director	15,000	3,750	18,750

In addition, on the Closing Date, the Company entered into the Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company granted the Purchasers certain registration rights in which the Company agreed that, no later than 30 days after the Closing Date, the Company shall prepare and file a registration statement (the “Resale Registration Statement”) with the Commission covering the resale of all of the shares of the Company’s common stock underlying the Convertible Notes. The Company is required to cause such Resale Registration Statement to become effective within 75 days after such filing.

The foregoing is a summary of certain terms and provisions of the Purchase Agreement, the Convertible Notes, the Term Notes and the Registration Rights Agreement and is not complete and is subject to, and qualified in its entirety by the provisions of, such documents, copies of which are filed as Exhibits 10.2, 4.1, 4.2 and 10.3 to this Current Report on Form 8-K, respectively.

Item 2.02 Results of Operations and Financial Condition.

On January 24, 2024, the Company issued a press release (the “Press Release”) announcing selected financial information for the Company’s year ended December 31, 2023. A copy of the Press Release is attached hereto as Exhibit 99.1.

The information in Item 2.02 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

The Press Release also announced the issuance of the Convertible Notes and the Term Notes, as well as an updated business outlook for the year ending December 31, 2024. A copy of the Press Release is attached hereto as Exhibit 99.1.

The information in Item 7.01 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Senior Secured Convertible Promissory Note of SpringBig Holdings, Inc., dated as of January 23, 2024
4.2	Senior Secured Term Promissory Note of SpringBig Holdings, Inc., dated as of January 23, 2024
10.1	Debt Settlement Agreement, dated as of January 16, 2024, by and among SpringBig Holdings, Inc., SpringBig, Inc. and L1 Capital Global Opportunities Master Fund
10.2	Note Purchase Agreement, dated January 23, 2024, by and among SpringBig Holdings, Inc. and the purchasers party thereto
10.3	Registration Rights Agreement, dated January 23, 2024, by and among SpringBig Holdings, Inc. and the investors party thereto
99.1	Press release issued by SpringBig Holdings, Inc. on January 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGBIG HOLDINGS, INC.

January 24, 2024	By:	/s/ Jeffrey Harris
Name: Jeffrey Harris
Title: Chief Executive Officer